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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  July 13, 2005
         ---------------------------------------------------------------
                Date of Report (Date of earliest event reported)


                                  Salton, Inc.
   --------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                       0-19557                 36-3777824
----------------------------          -------------          ------------------
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)


                1955 W. Field Court, Lake Forest, Illinois  60045
              -----------------------------------------------------
               (Address of principal executive offices)   (Zip Code)


                                 (847) 803-4600
           ---------------------------------------------------------
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         Salton, Inc. (the "Company") has entered into support agreements (each a "Support Agreement") with holders of an aggregate of approximately 62.3% ($77.8 million) of the Company's outstanding 10 3/4% senior subordinated notes due 2005 (the "Existing 2005 Notes") and 34.6% ($51.9 million) of the Company's 12-1/4% senior subordinated notes due 2008 (the "Existing 2008 Notes", and together with the Existing 2005 Notes, the "Existing Notes") in connection with its previously announced private debt exchange offer (the "Exchange Offer"). Subject to the terms and conditions of the Support Agreements, the parties thereto have agreed to tender their notes to the Company in the Exchange Offer. Capitalized terms used herein and not defined below shall have the meanings ascribed to them in the form of Support Agreement a copy of which is attached hereto as Exhibit 99.1.

         As previously disclosed, on July 5, 2005, the Company entered into a Support Agreement with Angelo, Gordon & Co., L.P. ("AG&C"), as discretionary investment manager for and on behalf of certain investment funds and accounts which beneficially own approximately 33% of the Existing 2005 Notes. Subsequent to AG&C entering into a Support Agreement with the Company, certain additional beneficial owners of Existing Notes (who are identified on Exhibit 99.2) entered into Support Agreements with the Company.

         Under the terms of the Support Agreements the Company agreed to use commercially reasonable best efforts to complete the Exchange Offer prior to August 15, 2005, and each of the holders party thereto agreed: (1) to tender its Existing Notes in the Exchange Offer; (2) not to withdraw, revoke or modify or propose to publicly withdraw, revoke or modify the tender of its Existing Notes;
(3) to grant its consent to the Consent Solicitation and to agree to the indenture amendments; (4) not to transfer any of its Existing Notes unless the transferee is made aware that such Existing Notes are subject to the applicable Support Agreement and such transferee agrees to be bound by such terms of the Support Agreement; (5) to not vote for, consent to, formulate, participate in the formulation of, or solicit or encourage others to formulate any other tender offer, settlement offer, or exchange offer for the Existing Notes, other than the Exchange Offer; and (6) to not object to, nor otherwise commence any proceeding to oppose, the Exchange Offer, and to not take any action that is materially inconsistent with, nor that would unreasonably delay the consummation of, the Exchange Offer.

         The Company has agreed under the Support Agreements not to accept any Existing Notes tendered in the Exchange Offer until the satisfaction of the following conditions: (1) validly tendered and not withdrawn not less than 60% in the aggregate principal amount due at maturity of the 2005 Notes outstanding on the date of the expiration of the Exchange Offer; (2) the preparation of and, as appropriate, the dissemination of documentation, in form and substance reasonably satisfactory to the holders of a majority in outstanding principal amount of Existing Notes, necessary to implement the Exchange Offer and the transactions contemplated by the Support Agreements; (3) the Supplemental Indenture shall have become effective; (4) the certificate of designation of the Series C Preferred shall have been filed with the Delaware





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Secretary of State; (5) a new independent director designated in writing by the noteholders and reasonably acceptable to the existing board of directors of the Company shall be added to the board of directors of the Company; (6) the Senior Credit Agreement Amendment has become effective; (7) execution and delivery of the Second Lien Credit Agreement; (8) the preparation and dissemination of offering materials in connection with the Exchange Offer; (9) execution and delivery of the Intercreditor Agreement; (10) execution and delivery of the Registration Rights Agreement; (11) execution and delivery of the Second Lien Security Documents; (12) there shall not have been any action taken, or any statute, rule, regulation, judgment, order, stay, decree or injunction promulgated, enacted, entered, enforced with respect to the Exchange Offer, the exchange of Existing Notes for the applicable consideration pursuant to the Exchange Offer, the Consent Solicitation or the Proposed 2005 Indenture Amendments by or before any court or governmental regulatory or administrative agency or authority, tribunal, which prohibits the making of the Exchange Offer, the Consent Solicitation, the Proposed 2005 Indenture Amendments or the exchange of Existing Notes for the applicable Consideration or would, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or would otherwise adversely affect in any material manner, the Exchange Offer, the Consent Solicitation, the Proposed 2005 Indenture Amendments or the exchange of Existing Notes for the applicable; and (13) there has not been any "material adverse change" (as defined in the form of Support Agreement).

         The Support Agreements will terminate and expire upon the earliest to occur of: (1) by mutual agreement of the parties to the applicable Support Agreement; (2) the termination or expiration of the Exchange Offer without the Company's acceptance of any Existing Notes tendered; provided that, the Company, however, may, in its sole discretion, extend the Exchange Offer until any date on or prior to September 1, 2005; (3) any court of competent jurisdiction or other competent governmental or regulatory authority issuing a final and non-appealable order making illegal or otherwise restricting, preventing or prohibiting the Exchange Offer in a way that cannot be reasonably remedied by the Company; (4) September 1, 2005, if the Exchange Offer has not been consummated by such date; (5) a material alteration by the Company of the economic terms of the Exchange Offer; and (6) the delivery by the holders party to the Support Agreement to the Company, or by the Company to such holders, of written notice of termination due to the occurrence of a Material Adverse Change.

         In connection with certain additional holders agreeing to execute Support Agreements, the Company agreed to make certain changes to the terms of the Exchange Offer which are not reflected in the form of Support Agreement.

         With respect to the proration of Existing Notes to be accepted for exchange, the Company has agreed that it will first accept for exchange any and all outstanding Existing 2005 Notes that are validly tendered and not properly withdrawn and will next accept for exchange, subject to proration, Existing 2008 Notes that are validly tendered and not properly withdrawn based on the following priority:

                  (1) 58% of Existing 2008 Notes set forth on Schedule A of the Support Agreements signed by holders on or prior to July 13, 2005 pursuant to




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                           which the applicable holder agreed to tender all
                           Existing 2005 and Existing 2008 Notes held by such holders;

                  (2) existing 2008 Notes held by each holder of Existing 2005 Notes who has tendered all of the Existing 2005 Notes held by such holder in a pro rata amount based on the percentage of such holder's Existing 2005 Notes tendered to the aggregate amount of Existing 2005 Notes tendered;

                  (3) existing 2008 Notes held by each holder of Existing 2005 Notes who has tendered all of the Existing 2005 Notes held by such holder pro rata based on a one to one basis up to the aggregate principal amount of Existing 2005 Notes tendered by such holder; and

                  (4)      remaining Existing 2008 Notes on a pro rata basis;

provided that the amount of Existing 2008 Notes accepted from a holder by the Company pursuant to clause (1) shall be credited against the amount of Existing 2008 Notes that the Company would otherwise accept from such holder pursuant to clause (2) above and, if necessary, clause (3) above.

         The Company also agreed that (1) the Series C preferred stock to be issued in connection with the Exchange Offer will rank senior to the Company's outstanding Series A preferred stock and (2) the terms of the New Notes would be amended to permit transfers of the New Notes to accredited qualified institutional buyers.

         A copy of the form of Support Agreement is attached hereto as Exhibit
99.1 and is incorporated by reference herein.

         Any securities proposed to be issued in connection with the Exchange Offer (including the new notes and shares referenced in the term sheet attached as Annex A to the form of Support Agreement) have not been registered under the Securities Act of 1933 or any state securities laws and unless so registered may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws. The form of Support Agreement (and the term sheet attached thereto as Exhibit A) does not constitute an offer to sell or the solicitation of offers to buy any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

ITEM 7.01         REGULATION FD DISCLOSURE.

         On July 14, 2005, the Company issued a press release announcing that it has entered into support agreements with holders of an aggregate of approximately 62.3% ($77.8 million) of Existing 2005 Notes and 34.6% ($51.9 million) of Existing 2008 Notes in connection with its previously announced Exchange Offer. A copy of the press release attached hereto as Exhibit 99.3 and is incorporated by reference herein.





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         This information shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 8.01         OTHER EVENTS.

         On July 14, 2005, the Company made the June 2005 interest payment on the Existing 2005 Notes. The interest payments, which was due on June 15, 2005, was paid within the 30-day grace period provided under the indenture governing the Existing 2005 Notes.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits

                  99.1   Form of Support Agreement.

                  99.2   List of parties executing joinder to Support Agreement.

                  99.3   Press Release issued by Salton, Inc. dated July 14,
                         2005.



                                    SIGNATURE


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 15, 2005

                                      SALTON, INC.


                                      /s/ WILLIAM B. RUE
                                      ----------------------------------
                                      William B. Rue
                                      President and Chief Operating Officer
                                      and Director




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                                  EXHIBIT INDEX




     EXHIBIT
       NO.                              DESCRIPTION
    ---------       ----------------------------------------------------------

       99.1         Form of Support Agreement

       99.2         List of parties executing joinder to Support Agreement

       99.3         Press Release issued by Salton, Inc. dated June 23, 2005.





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